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                                                                   EXHIBIT 14(A)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") and to the incorporation by reference in the April 29, 1996 Prospectus which is incorporated by reference in the Registration Statement of our report dated January 31, 1996, relating to the financial statements and financial highlights of the Van Kampen American Capital Equity Income Fund which appears in the April 29, 1996 Statement of Additional Information which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the April 29, 1996 Prospectus, under the heading "Independent Accountants" in the April 29, 1996 Statement of Additional Information and under the heading "Independent Accountants of the Equity Income Fund" in the Prospectus.



PRICE WATERHOUSE LLP

Houston, Texas
December 19, 1996